Filed Pursuant to Rule 424(b)(3)

Registration No. 333-286361

Prospectus Supplement No. 12

(to Prospectus dated April 7, 2025)

SUPPLEMENT NO. 12 TO

PROSPECTUS FOR

UP TO 83,456,793 ORDINARY SHARES

UP TO 16,500,000 ORDINARY SHARES UNDERLYING WARRANTS

This Prospectus Supplement No. 12 is being filed to update and supplement the information contained in the prospectus dated April 7, 2025 (as supplemented from time to time, the “Prospectus”), relate to, among other things, the issuance from time to time of up to 16,500,000 Ordinary Shares and the resale from time to time of up to 83,456,793 Ordinary Shares by the selling shareholders named in this prospectus or their permitted transferees.

January 30, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of January 2026

Commission File Number: 001-42523

GCL Global Holdings Ltd

(Exact Name of Registrant as Specified in its Charter)

29 Tai Seng Ave., #02-01

Singapore 534119

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +65 80427330

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒            Form 40-F ☐

GCL Global Holdings Ltd, a Cayman Islands exempted company, is furnishing this Form 6-K to provide its unaudited interim condensed consolidated financial statements as of September 30, 2025 and for the Six Months Ended September 30, 2025 and 2024.

Exhibits

99.1	Unaudited Interim Condensed Consolidated Financial Statements as of September 30, 2025 and for the Six Months Ended September 30, 2025 and 2024
99.2	Operating and Financial Review and Prospects in Connection with the Unaudited Interim Condensed Consolidated Financial Statements for the Six Months Ended September 30, 2025 and 2024
99.3	Non-GAAP Performance Measures
99.4	First Amendment to Series B Preferred Stock Purchase Agreement between GCL Global Limited and Nekcom Inc., dated May 15, 2025

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 30, 2026

GCL Global Holdings Ltd.

	By:	/s/ Sebastian Toke
	Name:	Sebastian Toke
	Title:	Group CEO

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of January 2026

Commission File Number: 001-42523

GCL Global Holdings Ltd

(Exact Name of Registrant as Specified in its Charter)

29 Tai Seng Avenue, #02-01

Singapore 534119

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +65 80427330

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒        Form 40-F ☐

On January 30, 2026, GCL Global Holdings Ltd. (“GCL”) issued a press release announcing its financial results for the six months ended September 30, 2025, a copy of which is being furnished as Exhibit 99.1 hereto. As previously announced, GCL will host a conference call to discuss its first half fiscal year 2026 results on Friday, January 30, 2026, at 8:00 a.m. EST. An investors deck related to the conference call is being furnished as Exhibit 99.2 hereto. On January 30, 2026, GCL issued a press release related to a $10.0 million strategic investment, a copy of which is being furnished as Exhibit 99.3. On January 29, 2026, GCL issued a press release related to a game trailer, a copy of which is being furnished as Exhibit 99.4.

Exhibits

99.1	Press release dated January 30, 2026 announcing financial results for the six months ended September 30, 2025.
99.2	GCL First Half Fiscal Year 2026 Earnings Presentation, dated January 2026.
99.3	Press release dated January 30, 2026.
99.4	Press release dated January 29, 2026.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 30, 2026

GCL Global Holdings Ltd.

	By:	/s/ Sebastian Toke
	Name:	Sebastian Toke
	Title:	Group CEO

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